Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2008*	March 31, 2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,656,672	$10,426,291
Marketable securities	7,189,099	7,358,642
Accounts receivable, net of allowance	2,642,192	2,543,105
Deferred income taxes, net	286,105	434,903
Prepaid revenue share, expenses and other assets	1,404,114	1,317,861

Total current assets	20,178,182	22,080,802
Prepaid revenue share, expenses and other assets, non-current	433,846	416,168
Deferred income taxes, net, non-current	—	52,296
Non-marketable equity securities	85,160	100,999
Property and equipment, net	5,233,843	5,122,105
Intangible assets, net	996,690	910,344
Goodwill	4,839,854	4,830,315

Total assets	$31,767,575	$33,513,029

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$178,004	$196,220
Accrued compensation and benefits	811,643	464,899
Accrued expenses and other current liabilities	480,263	465,164
Accrued revenue share	532,547	522,835
Deferred revenue	218,084	216,937
Income taxes payable, net	81,549	317,799

Total current liabilities	2,302,090	2,183,854

Deferred revenue, non-current	29,818	30,146
Income taxes payable, net, non-current	890,115	1,160,158
Deferred income taxes, net, non-current	12,515	—
Other long-term liabilities	294,175	290,776

Stockholders’ equity:
Common stock	315	316
Additional paid-in capital	14,450,338	14,694,501
Accumulated other comprehensive income	226,579	168,820
Retained earnings	13,561,630	14,984,458

Total stockholders’ equity	28,238,862	29,848,095

Total liabilities and stockholders’ equity	$31,767,575	$33,513,029

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2009
	(unaudited)
Revenues	$5,186,043	$5,508,990

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $9,148, $12,537)	2,110,536	2,101,504
Research and development (including stock-based compensation expense of $193,800, $168,561)	673,069	641,643
Sales and marketing (including stock-based compensation expense of $42,576, $59,026)	446,898	433,941
General and administrative (including stock-based compensation expense of $35,255, $37,359)	409,305	448,311

Total costs and expenses	3,639,808	3,625,399

Income from operations	1,546,235	1,883,591
Interest income and other, net	167,343	6,210

Income before income taxes	1,713,578	1,889,801
Provision for income taxes	406,492	466,973

Net income	$1,307,086	$1,422,828

Net income per share – basic	$4.17	$4.51

Net income per share – diluted	$4.12	$4.49

Shares used in per share calculation – basic	313,129	315,252

Shares used in per share calculation – diluted	317,392	317,221

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2008	2009
	(unaudited)
Operating activities
Net income	$1,307,086	$1,422,828
Adjustments:
Depreciation and amortization of property and equipment	280,564	321,129
Amortization of intangibles and other	55,960	82,093
Stock-based compensation	280,779	277,483
Excess tax benefits from stock-based award activity	(51,101)	(31,844)
Deferred income taxes	(38,214)	(12,847)
Other, net	(44,903)	(21,409)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(223,493)	97,390
Income taxes, net	438,175	324,753
Prepaid revenue share, expenses and other assets	(41,584)	77,457
Accounts payable	53,784	21,879
Accrued expenses and other liabilities	(234,277)	(322,339)
Accrued revenue share	(10,124)	4,264
Deferred revenue	6,794	8,675

Net cash provided by operating activities	1,779,446	2,249,512

Investing activities
Purchases of property and equipment	(841,597)	(262,755)
Purchases of marketable securities	(2,819,512)	(5,244,845)
Maturities and sales of marketable securities	5,379,228	5,109,590
Investments in non-marketable equity securities	—	(18,750)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(3,125,113)	(2,072)

Net cash used in investing activities	(1,406,994)	(418,832)

Financing activities
Net payments related to stock-based award activity	(22,445)	(36,736)
Excess tax benefits from stock-based award activity	51,101	31,844

Net cash provided by (used in) financing activities	28,656	(4,892)

Effect of exchange rate changes on cash and cash equivalents	37,048	(56,169)

Net increase in cash and cash equivalents	438,156	1,769,619
Cash and cash equivalents at beginning of period	6,081,593	8,656,672

Cash and cash equivalents at end of period	$6,519,749	$10,426,291

The following table presents our revenues by revenue source (in thousands, unaudited):

	Three Months Ended March 31,
	2008	2009
Advertising revenues:
Google web sites	$3,400,405	$3,692,823
Google Network web sites	1,686,141	1,638,042

Total advertising revenues	5,086,546	5,330,865
Licensing and other revenues	99,497	178,125

Revenues	$5,186,043	$5,508,990

The following table presents our revenues by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended March 31,
	2008	2009
Advertising revenues:
Google web sites	66%	67%
Google Network web sites	32%	30%

Total advertising revenues	98%	97%
Licensing and other revenues	2%	3%

Revenues	100%	100%